Exhibit 99.1

October 20, 2020

BBX Capital Inc.’s Board Approves Share Repurchase Program

FORT LAUDERDALE, Fla.--(BUSINESS WIRE)-- BBX Capital Inc. (“BBX Capital” or the “Company”) (OTCQX: BBXIA) (PINK: BBXIB) announced today that its Board of Directors has approved a share repurchase program which authorizes the repurchase of shares of the Company’s Class A and Class B Common Stock at an aggregate cost of no more than $10 million. The repurchase program authorizes the Company, in management’s discretion, to repurchase shares from time to time subject to market conditions and other factors.

About BBX Capital, Inc.: BBX Capital, Inc. (OTCQX: BBXIA) (PINK: BBXIB) (formerly a subsidiary of BBX Capital Corporation) is a Florida-based diversified holding company whose principal investments include BBX Capital Real Estate, BBX Sweet Holdings, and Renin. For additional information, please visit www.BBXCapital.com.

This press release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements. The forward-looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and involve substantial risks and uncertainties, including, but not limited to, the amount of shares, if any, which may be repurchased by the Company in the future, the value of any shares repurchased by the Company, the timing of any share repurchases, and the availability of funds for the repurchase of shares. In addition to the risks and factors identified above, reference is also made to other risks and factors detailed in reports filed by the Company with the Securities and Exchange Commission, including the Company’s Registration Statement on Form 10 as amended, which may be viewed on the SEC's website, www.sec.gov or on BBX Capital’s website, www.BBXCapital.com. BBX Capital cautions that the foregoing factors are not exclusive.

View source version on businesswire.com: https://www.businesswire.com/news/home/20201020006270/en/

BBX Capital, Inc. Contact Info:

Investor Relations: Leo Hinkley, Managing Director, Investor Relations Officer 954-940-5300, Email: LHinkley@BBXCapital.com

Media Relations: Kip Hunter, Kip Hunter Marketing 954-303-5551, Email: kip@kiphuntermarketing.com